UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 06, 2026

Bright Mountain Media, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	000-54887	27-2977890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue Suite 2050
Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 998-2440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Effective April 30, 2026, Ethan Rudin, the Chief Financial Officer of Bright Mountain Media, Inc. (the “Company”), departed from the Company and his role as Chief Financial Officer. In connection with such departure, Mr. Rudin will receive severance pay equal to six months’ of his base salary pursuant to the terms of his employment agreement. Following Mr. Rudin’s departure, Matt Drinkwater, the Company’s Chief Executive Officer, will act as the Company’s interim principal financial officer and interim principal accounting officer until the Company’s filing of its next Form 10-Q.

Appointment of Chief Financial Officer

From October 2025 until his appointment as Chief Financial Officer of the Company, Mr. Olgun, age 43, served as a strategic finance consultant to Eventbrite, Inc., a publicly-traded live events commerce company. Prior to working with Eventbrite, Inc., Mr. Olgun served as the Chief Financial Officer of Loop Media, Inc., a publicly-traded digital ad-tech company, from March 2022 until October 2025. Prior to joining Loop Media, Inc., Mr. Olgun served as the Director of Finance of United Pacific, a fuel and retail company, from April 2018 until March 2022. Mr. Olgun started his professional career at Ernst & Young LLP in May 2004, earned his CPA license from the California Board of Accountancy in 2008, a Bachelor of Arts in Business Management and Economics from the University of California, Santa Cruz in 2004, and a Master of Science in Accountancy from the University of Notre Dame in 2005.

Pursuant to an employment agreement with the Company dated May 1, 2026, Mr. Olgun will receive an annual base salary of $335,000 and will be eligible for an annual bonus of up to 50% of his base salary based on his performance. In addition to his base salary and bonus, Mr. Olgun will be eligible to participate in all of the Company’s benefit plans offered to employees of the Company from time to time, subject to satisfying eligibility requirements. Further, Mr. Olgun has been granted options to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $0.004 per share, which was the fair market value of the Company’s common stock on the date of grant. The options will vest over four years, with the first tranche vesting on May 6, 2027, and otherwise be subject to the terms of the Bright Mountain Media, Inc. Stock Option Plan. In addition, if Mr. Olgun is terminated without cause, he will be entitled to severance pay equal to six months’ of his base salary at the time of termination. Pursuant to the terms of the employment agreement, Mr. Olgun is bound by customary non-competition and non-solicitation covenants during his period of employment and for a period of one year after the date his employment with the Company terminates. Additionally, pursuant to the terms of the employment agreement, Mr. Olgun is bound by certain customary non-disclosure covenants during the period of his employment and after the date his employment with the Company terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date:	May 6, 2026	By:	/s/ Matthew Drinkwater
Matthew Drinkwater Chief Executive Officer